Exhibit 24.1

POWER OF ATTORNEY

KNOW ALL MEN BY THESE PRESENTS, that each of the undersigned, being a director or officer of Molson Coors Brewing Company, a Delaware corporation (the “Company”), hereby constitutes and appoints Peter Swinburn, Stewart Glendinning and Samuel Walker, and each of them, his or her true and lawful attorney-in-fact and agent, with full and several power of substitution and resubstitution and to act with or without the others, for him or her and in his or her name, place and stead in any and all capacities:  (i) to sign the Registration Statement under the Securities Act of 1933, as amended, on Form S-8, any amendments thereto, and all post-effective amendments and supplements to such Registration Statement for the registration of the Company’s securities under the Company’s Incentive Compensation Plan, as amended and restated; and (ii) to file such Registration Statement and any and all amendments and supplements thereto, with any exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, in each case, in such forms as they or any one of them may approve, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done to the end that such Registration Statement or Registration Statements shall comply with the securities Act of 1933, as amended, and the applicable Rules and Regulations adopted or issued pursuant thereto, as fully and to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them or their substitute or resubstitute, may lawfully do or cause to be done by virtue hereof.

This Power of Attorney may be signed in any number of counterparts, each of which shall constitute an original and all of which, taken together, shall constitute one Power of Attorney.

IN WITNESS WHEREOF, each of the undersigned has hereunto set his or her hand this 12th day of February, 2010.

Name	Capacity

/s/ Peter Swinburn	Director, President and Chief Executive Officer
Peter Swinburn	(Principal Executive Officer)

/s/ Stewart Glendinning	Chief Financial Officer
Stewart Glendinning	(Principal Financial Officer)

/s/ William G. Waters	Vice President and Controller
William G. Waters	(Chief Accounting Officer)

/s/ Peter H. Coors	Chairman
Peter H. Coors

/s/ Andrew T. Molson	Vice Chairman
Andrew T. Molson

/s/ Francesco Bellini	Director
Francesco Bellini

/s/ Rosalind G. Brewer	Director
Rosalind G. Brewer

/s/ John E. Cleghorn	Director
John E. Cleghorn

/s/ Melissa Coors Osborn	Director
Melissa Coors Osborn

/s/ Charles M. Herington	Director
Charles M. Herington

/s/ Franklin W. Hobbs	Director
Franklin W. Hobbs

/s/ Geoffrey E. Molson	Director
Geoffrey E. Molson

/s/ Iain J.G. Napier	Director
Iain J.G. Napier

Director
David P. O’Brien

/s/ H. Sanford Riley	Director
H. Sanford Riley